EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our Firm under the caption "Experts" and to the use of our reports dated March 21, 2007, in the Registration Statement of Ultrapetrol (Bahamas) Limited dated April 19, 2007.


/s/ Pistrelli, Henry Martin y Asociados S.R.L., a member of Ernst & Young Global Buenos Aires, Argentina
April 19, 2007